POWER OF ATTORNEY The undersigned, as a Section 16 reporting person of Sonder Holdings Inc. (the “Company”), hereby constitutes and appoints Vanessa Barmack and Albert Watson, each with full power of substitution and in name, place and stead, as the undersigned’s true and lawful attorneys-in-fact to: 1. Complete and execute Forms 3, 4 and 5 and other forms and all amendments thereto as such attorneys-in-fact shall in their discretion determine to be required or advisable pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned’s ownership, acquisition or disposition of securities of the Company; and 2. Do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Company, and such other person or agency as the foregoing attorneys-in-fact shall deem necessary or appropriate. The undersigned hereby ratifies and confirms all that said attorneys‐ in-fact and agents, or any of them or their duly authorized substitutes, shall do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act or the rules and regulations promulgated thereunder. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company and the attorneys-in-fact named above. This Power of Attorney is executed as of the date set forth below. Signature: ______________________________ Name: M. Thomas Buoy Dated: _________________________ Docusign Envelope ID: 81D6F889-243D-42AF-96E1-8364F6F7324C 1/8/2025 | 2:29 PM PST